FAT BRANDS INC.

SUBSCRIPTION AGREEMENT

(Series A Fixed Rate Cumulative Preferred Stock)

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is made by and between FAT Brands Inc., a Delaware corporation (the “Company”), and each of the purchasers who has delivered a signature page hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITAL

WHEREAS, the Company is offering (the “Offering”), in a private placement pursuant to Rule 506(b) under the Securities Act, a minimum amount of eight million dollars ($8,000,000) (the “Minimum Amount”), and a maximum amount of ten million dollars ($10,000,000) (the “Maximum Amount”) of units (the “Units”), with each Unit consisting of (i) 100 shares of the Company’s Series A Fixed Rate Cumulative Preferred Stock (the “Preferred Stock”), and (ii) a warrant (the “Warrant”) to purchase $1,000 of shares of the Company’s Common Stock at an exercise price of $8.00 per share (125 shares per Unit).

AGREEMENT

The parties hereby agree as follows:

1. Purchase and Sale of Preferred Stock and Warrants.

1.1 Sale and Issuance of Preferred Stock and Warrants.

(a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Initial Closing (as defined below) a Certificate of Designation in the form of Exhibit A attached hereto (the “Certificate”).

(b) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at the Closing, that number of Units set forth opposite such Purchaser’s name on the signature page hereto, at a purchase price of ten thousand dollars ($10,000) per Unit (the “Purchase Price”). The shares of the Preferred Stock to be issued to the Purchasers pursuant to this Agreement are collectively referred to in this Agreement as the “Shares.” For purposes of this Agreement, the Units, the Preferred Stock, the Warrants and the Common Stock issuable upon exercise of the Warrants (“Warrant Shares”), as applicable, are referred to herein as the “Securities.”

(c) Subject to waiver in the sole discretion of the Company, the minimum investment by each Purchaser shall be one (1) Unit ($10,000). No fractional Units will be offered or sold.

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1.2 Closing; Delivery.

(a) Once subscriptions for the Minimum Amount have been reached, an initial closing shall take place, remotely via the exchange of documents and signatures at such time and place as the Company and the Purchasers shall mutually agree upon (which time and place are designated as the “Initial Closing”), and continue thereafter for up to 90 days after the Initial Closing or until the Company decides to terminate the Offering in its sole discretion. In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b) At each Closing, the Company shall deliver to each Purchaser (i) a certificate representing the Preferred Stock, (ii) the Warrant being purchased by such Purchaser at such Closing in the form attached hereto as Exhibit B, (iii) an executed Registration Rights Agreement in the form attached hereto as Exhibit C, and (iv) an executed Investor Rights and Voting Agreement in the form attached hereto as Exhibit D, against payment of the purchase price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company, or any combination thereof.

1.3 Use of Proceeds. In accordance with the directions of the Company’s Board of Directors, the Company will use all or a portion of the net proceeds from the sale of the Units for general corporate purposes, including, but not limited to, any or all of the following: (i) acquisitions of new restaurant chains and brands, (ii) repayment of indebtedness of the Company, and (iii) working capital. Any excess proceeds will be used for general corporate purposes.

1.4 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” means collectively, all shares of the Company’s common stock, par value $0.0001 per share.

(d) “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, and licenses in, to and under any of the foregoing, as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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(f) “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge of any officer or director of the Company.

(g) “Material Adverse Effect” means any event, occurrence, fact, condition or change that individually or in the aggregate has had, or would reasonably be expected to have, a material adverse effect on (i) the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company or (ii) on the ability of the Company to consummate the transactions contemplated by this Agreement and the other Transaction Documents or on the Company’s ability to perform its obligations hereunder and thereunder.

(h) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(i) “Preferred Stock” is defined in the Recitals hereto.

(j) “Purchaser” means each of the Purchasers who are initially a party to this Agreement, each Person to whom the rights of a Purchaser are assigned pursuant to Subsection 6.2, any additional Purchaser who becomes a party to this Agreement pursuant to Subsection 1.2, and any one of them, as the context may require.

(k) “SEC” means the U.S. Securities and Exchange Commission.

(l) “SEC Reports” means all reports, schedules, forms, statements and other documents filed by the Company with the SEC under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) under the Exchange Act, during the time preceding the date hereof and including the exhibits thereto, documents incorporated by reference therein and any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required.

(m) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(n) “Transaction Agreements” means this Agreement, the Warrants, the Registration Rights Agreement, the Investor Rights and Voting Agreement, and the Subscription Booklet relating to the offering of Units.

(o) “Transaction Documents” means the Transaction Agreements and the Certificate.

(p) “Warrants” is defined in the Recitals hereto.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that the following representations are true and complete as of the date hereof and will be true and complete as of the date of each Closing:

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2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in the state in which it maintains its principal place of business and in each other jurisdiction in which it is required to be so qualified, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

2.2 Capitalization.

(a) The authorized capital of the Company consists, immediately prior to the Initial Closing, of:

(i) 25,000,000 shares of Common Stock, 10,153,600 of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(ii) 5,000,000 shares of Preferred Stock, none of which is issued and outstanding immediately prior to the Initial Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Certificate and as provided by the Delaware General Corporation Law.

(b) Except as set forth in the SEC Reports, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock or other capital stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock or other capital stock.

2.3 Subsidiaries. Except as set forth in the SEC Reports, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.

2.4 Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Units at each Closing, including the Initial Closing, and the Common Stock issuable upon exercise of the Warrants has been taken or will be taken prior to each applicable Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of each Closing, and the issuance and delivery of the Shares and Warrants has been taken or will be taken prior to such Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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2.5 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. The Warrants, when issued, will constitute valid and binding obligations of the Company. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Subsection 2.6 below, the Shares and Warrants will be issued in compliance with all applicable federal and state securities laws. Upon issuance in accordance with the terms of the Certificate and Warrants, as applicable, the Warrant Shares will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to Subsection 2.6 below, the Warrant Shares will be issued in compliance with all applicable federal and state securities laws.

2.6 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (a) the filing of the Certificate, which will have been filed as of the Initial Closing and (b) filings by the Company pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7 Litigation. There is no claim, action, suit, proceeding, arbitration or investigation or regulatory or governmental inquiry pending or, to the Company’s knowledge, currently threatened in writing or otherwise overtly threatened: (a) against any officer or director of the Company arising out of any officer or director’s employment or board relationship with the Company; (b) that questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents; or (c) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Company). There is no action, suit, proceeding or arbitration by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or arbitrations pending or threatened in writing or otherwise overtly threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

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2.8 Intellectual Property. The Company owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted.

2.9 Compliance with Other Instruments and Law. The Company is not in violation, breach or default (a) of any provisions of its Certificate of Incorporation, the Certificate or Bylaws, (b) of any instrument, judgment, order, writ or decree, (c) under any credit agreement, loan, note, indenture, mortgage or other debt instrument or agreement, (d) under any material lease, agreement, contract, agreement or purchase order to which it is a party or by which it is bound. The Company is currently in compliance, and has in the past complied, with all provisions of federal, state and other statutes, rules, regulations or laws applicable to the Company, except for any such violations which, individually or in the aggregate, would not have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any violation, breach or default (a) of any provision of the Certificate of Incorporation, the Certificate or Bylaws, (b) of any instrument, judgment, order, writ or decree, (c) under any credit agreement, loan, note, indenture, mortgage or other debt instrument or agreement, (d) under any material lease, agreement, contract, agreement or purchase order to which the Company is a party or by which it is bound, or (e) of any provision of federal, state or other statute, rule, regulation or law applicable to the Company.

2.10 Rights of Registration. The Preferred Stock and Warrant Shares will not be registered upon issuance and are subject to Rule 144 under the Securities Act, but will have registration rights under the Registration Rights Agreement attached hereto as Exhibit C.

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2.11 Property. Except as set forth in the SEC Reports, all property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent, liens granted to the lenders under the Company’s existing line of credit and any other liens or encumbrances that, in the aggregate, are immaterial in nature and arose in the ordinary course of business and that do not and will not materially impair the Company’s ownership or use of its property or assets or have a Material Adverse Effect. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.12 Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid, except as would not, individually or in the aggregate, have a Material Adverse Effect. There are no material accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency currently pending or that have occurred in the last three years. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.13 Financial Statements. The SEC Reports contain audited financial statements of the Company and its subsidiaries as of and for the fiscal year ended December 31, 2017 and unaudited financial statements as of and for the quarterly period ended April 1, 2018 (including balance sheet, income statement and statement of cash flows) (collectively, the “Financial Statements”). The Financial Statements (other than pro forma financial statements) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities, obligations and commitments incurred in connection with the operation of the Company’s business in the ordinary course of business; and (ii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, and which, in all such cases, individually and in the aggregate, would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.14 Subsequent Changes. Since the date of the last financial statements included within the SEC Reports and except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information.

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2.15 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority

2.16 Books and Records. The books of account and other financial records of the Company (1) are accurate, complete, and correct in all material respects; (2) accurately and fairly reflect all transactions and dispositions of assets; and (3) have been maintained in accordance with sound business practices, including the maintenance of adequate internal accounting controls, which, without limitation, are reasonably designed to provide assurance that transactions are executed as documented in the books of account and other financial records, and that access to assets (including disposition of assets) is permitted only in accordance with management’s general or specific authorization

2.17 Data Privacy. In connection with its collection, storage, transfer and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Private Information”), the Company is and has been in compliance in all material respects with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party or to which it is subject. The Company takes all steps reasonably necessary (including implementing and monitoring compliance with technical, organizational and administrative security measures) to protect Private Information against loss and against unauthorized access, use, modification, disclosure or other misuse. In the past three (3) years, there has been no modification, disclosure or other misuse of, nor to the Company’s knowledge, any unauthorized access to any Private Information, nor has there been any breach in security of any of the information systems used to store or otherwise process any Private Information. The Company requires all third parties to which the Company provides Private Information or access thereto to maintain the privacy and security of such Private Information, including by contractually obligating such third parties to protect such Private Information in accordance with the applicable privacy laws. The Company is not subject to any complaints, lawsuits, proceedings, audits, investigations or claims by any private party, the Federal Trade Commission, any state attorney general or similar state official, or any other governmental authority, foreign or domestic, regarding its collection, use, storage, disclosure, transfer or maintenance of any Private Information and, to the Company’s knowledge, there are no such complaints, lawsuits, proceedings, audits, investigations or claims pending or threatened in writing or otherwise overtly threatened.

2.18 Material Contracts and Instruments.

(a) The Company has filed with the SEC each contract or agreement required to be filed by the Company under Items 601(b)(2), (3), (4) and (10) of Regulation S-K (such instruments, contracts and agreements, collectively being “Material Document”).

(b) Each Material Document (i) is valid and binding on the Company and, to the knowledge of the Company, any counterparties thereto. No event has occurred that, with notice or lapse of time, is or is reasonably expected to constitute a material breach or default, or permit the termination, modification, or acceleration under any contract or agreement that is a Material Document. There are no negotiations pending or in progress to revise any contract or agreement that is a Material Document in any material respect, other than change orders, changes in scope, or other similar changes in the ordinary course of business.

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2.19 Employment Matters. The Company is not a party to, or bound by, any collective bargaining or other agreement with a labor organization representing any of its employees. Since January 1, 2017, there has not been, nor, to the knowledge of the Company, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting the Company.

(a) Except as set forth in the SEC Reports, all persons employed by the Company are employees at will and there are no contracts between the Company and any employee of the Company, including employment agreements, loans or promissory notes, change in control agreements, stay agreements or separation pay agreements.

(b) Except as disclosed in the Financial Statements, there are no long term incentive arrangements, stock options, stock appreciation rights, bonus agreements or stock purchase plans or other equity related grants (“Equity Grants”) of any kind in favor of any employees of the Company.

(c) The Company is in compliance in all material respects with all applicable laws pertaining to employment and employment practices (including the WARN Act) to the extent they relate to employees of the Company; and there are no actions, suits, claims, investigations or other legal proceedings against the Company pending, or to the knowledge of the Company, threatened in writing or otherwise overtly threatened to be brought or filed, by or with any governmental authority or arbitrator in connection with the employment of any current or former employee of the Company, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable laws.

2.20 Related Party Transactions. Except as disclosed in the SEC Reports, there is no contract or other agreement, arrangement or obligation to which the Company is a party involving any director or executive officer of the Company, other than the payment of salaries and benefits and other compensation to employees of the Company in the ordinary course of business consistent with past practice.

2.21 Insurance. The Company maintains insurance with reputable insurers in such amounts and with such coverages as the Company has reasonably determined to be prudent in accordance with industry standards. All such insurance policies currently maintained are in full force and effect on the date of this Agreement and all premiums due on all insurance policies have been paid. There are no material outstanding unpaid claims under any such insurance policies, and the Company has not received any refusal of coverage under such insurance policies nor has it been notified of any reservation of rights by any insurance carrier with respect to any claim under such insurance policies.

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2.22 Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, consultant, employee or other person acting on behalf (or who has acted on behalf) of the Company (“Related Parties” and each a “Related Party”) is aware of or has taken any action, directly or indirectly, that would result in a violation by any of such Persons of the Foreign Corrupt Practice Act, as amended (“FCPA”), or any similar anti-bribery or anti-corruption law, including, without limitation, taking any act “corruptly” (as the term is interpreted by the U.S. Department of Justice, the U.S. Securities and Exchange Commission, or by court decisions) in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA, and as interpreted by the U.S. Department of Justice, the U.S. Securities and Exchange Commission, or by court decisions) or any foreign political party or official thereof or any candidate for foreign political office, including, without limitation, any improper contribution, gift, bribe, rebate, or kickback, and the Company and, to the knowledge of the Company, its Related Parties have conducted their businesses in compliance with the FCPA and all similar anti-bribery or anti-corruption laws, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “Foreign officials” include foreign governmental officials, foreign governmental employees, and employees of business enterprises that are owned or controlled by foreign governments. The Company is not currently conducting an investigation into any suspected or alleged violation of the FCPA of any similar anti-bribery or anti-corruption law. Neither the Company nor, to the Company’s knowledge, any of its Related Parties is (or for the last five years has been) under administrative, civil, or criminal investigation, indictment, information, or audit by any party, in connection with alleged or possible violations of the FCPA or any similar anti-bribery or anti-corruption law, and the Company is not aware of any basis for any such investigation, indictment, information, or audit. Neither the Company nor, to the Company’s knowledge, any Related Party has received notice from, or made a voluntary disclosure to, the U.S. Department of Justice or the U.S. Securities and Exchange Commission, or any other government entity regarding alleged or possible violations of the FCPA or similar anti-bribery or anti-corruption laws.

2.23 Money Laundering Laws.

(a) Neither the Company nor, to the knowledge of the Company, any of its Related Parties has engaged in, or is currently engaged in, a transaction, investment, undertaking, or activity in violation of criminal provisions against money laundering under U.S. or applicable foreign law. The Company and, to the knowledge of the Company, each of its Related Parties are in compliance with all applicable anti-money laundering requirements to prevent and detect money laundering under U.S. or applicable foreign law, including, without limitation, requirements to maintain compliance programs, maintain customer and transaction records, conduct customer due diligence, and report suspicious, cash or other transactions to government authorities (collectively, the “Money Laundering Laws”).

(b) Neither the Company, nor to the knowledge of the Company, any of its Related Parties (i) is under investigation by any governmental entity for, or has been charged with, or convicted of, money laundering or any crimes which in the United States would be predicate crimes to money laundering, or any violation of any of the Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any of the Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any of the Money Laundering Laws. To the knowledge of the Company, there is no investor in the Company whose investment in the Company has been or will be derived from, or related to, any illegal activities, including, without limitation, prohibited money laundering activities.

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2.24 Office of Foreign Assets Control.

(a) The Company and, to the knowledge of the Company, its Related Parties have at all times complied with, and are currently in compliance with, (i) all applicable U.S. and foreign government laws and regulations concerning the exportation of any products, technology, technical data or services, including those administered by, without limitation, the U.S. Department of Commerce, the U.S. Department of State, and the U.S. Department of the Treasury; (ii) U.S. and international economic and trade sanctions, including, but not limited to, those administered by the Office of Foreign Assets Control (“OFAC”) within the U.S. Department of the Treasury; and (iii) all laws and regulations administered by the Bureau of Customs and Border Protection in the U.S. Department of Homeland Security;

(b) neither the Company nor, to the knowledge of the Company, any of its Related Parties has engaged in, or is currently engaged in, any sales, exports, re-exports, imports, or other activities in, relating to, or involving, directly or indirectly, countries subject to U.S. economic sanctions, including Cuba, the Crimea Region of Ukraine, Iran, Syria, and Sudan, or that otherwise would be prohibited if performed by U.S. persons or entities;

(c) neither the Company, nor to the knowledge of the Company, any of its Related Parties is (1) listed on, or owned or controlled by, fifty (50%) or more in the aggregate, directly or indirectly, a person or persons listed on, (i) the List of Specially Designated Nationals and Blocked Persons maintained by OFAC or any other list of known or suspected terrorists, terrorist organizations, or other prohibited persons made publicly available or provided to the Company by any agency of the government of the United States or any jurisdiction in which the Company is doing business; (ii) the Bureau of Industry and Security of the United States Department of Commerce “Denied Persons List,” “Entity List,” or “Unverified List”; (iii) the Office of Defense Trade Controls of the United States Department of State “List of Debarred Parties”; or (iv) any lists of restricted persons or entities maintained by any other U.S. government authority; or (2) or has engaged in business transactions or other dealings with, or is currently engaged in business transactions or other dealings with, an entity listed on, or owned or controlled by, fifty percent (50%) or more in the aggregate, directly or indirectly, a person or persons listed on, (i) the List of Specially Designated Nationals and Blocked Persons maintained by OFAC or any other list of known or suspected terrorists, terrorist organizations, or other prohibited persons made publicly available or provided to the Company by any agency of the government of the United States or any jurisdiction in which the Company is doing business; (ii) the Bureau of Industry and Security of the United States Department of Commerce “Denied Persons List,” “Entity List,” or “Unverified List”; (iii) the Office of Defense Trade Controls of the United States Department of State “List of Debarred Parties”; or (iv) any lists of restricted persons or entities maintained by any other U.S. government authority; or (3) operating, organized in, or resident in, or acting on behalf of a Government of, or involved in business arrangements or other transactions with, a countries subject to U.S. economic sanctions, including Cuba, the Crimea Region of Ukraine, Iran, Syria, and Sudan, or any person owned or controlled, fifty percent (50%) or more in the aggregate, directly or indirectly, by any such person or persons, or (3) a person who has been determined by competent authority to be subject to the prohibitions contained in Executive Order 13224, 66 Fed. Reg. 49,079 (Sept. 25, 2001) (Executive Order Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism), Executive Order 13382, 70 Fed. Reg. 38,567 (July. 1, 2005) (Executive Order Blocking Property of Weapons of Mass Destruction Proliferators and Their Supporters), or any other similar prohibitions contained in the laws administered by, and regulations of, OFAC or in any enabling legislation or other executive orders in respect thereof;

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(d) neither the Company nor, to the knowledge of the Company, any of its Related Parties has made a voluntary disclosure to governmental regulatory authorities reporting violations of laws or regulations relating to the export or re-export of products, technology, software, services or other information from the United States or any other jurisdiction; and

(e) neither the Company nor, to the knowledge of the Company, any of its Related Parties have participated or are currently participating in, or have cooperated or are currently cooperating with, an unsanctioned international boycott within the meaning of Section 999 of the Internal Revenue Code of 1986, as amended.

2.25 Investment Company. The Company is not, and after giving effect to the issuance of the Units and the application of the proceeds therefrom as contemplated by this Agreement, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, nor will the Company be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that as of the date hereof and as of the date of each Closing at which such Purchaser acquires Units pursuant hereto:

3.1 Authorization. Such Purchaser has full power and authority to enter into the Transaction Agreements to which it is a party. Such Transaction Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Purchase for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of federal, state or other applicable securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

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3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Units with the Company’s management and has had an opportunity to review the Company’s facilities, and has considered the Risk Factors set forth in Exhibit E herein. The Purchaser has consulted his, her or its own legal, tax, financial, investment and other advisors in connection with such Purchaser’s execution and delivery of this Agreement to the extent such Purchaser has deemed appropriate and such Purchaser’s investment in the Shares and Warrants to be acquired by such Purchaser pursuant to this Agreement, and acknowledges that the Company is giving no such legal, tax, financial or investment advice to the Purchaser.

3.4 Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser may be required to hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Except as provided under the Registration Rights agreement contemplated herein, the Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company may not be able to satisfy. The Purchaser understands that this offering is not intended to be part of a public offering, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

3.5 Legends. The Purchaser understands that the Securities may be notated with one or all of the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

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(a) Any other legend set forth in, or required by, this Agreement or any other Transaction Document.

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate, instrument, or book entry with such a legend.

3.6 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.7 Disqualification Events. No “bad actor” disqualification event is applicable to the Purchaser or, to the Purchaser’s knowledge, any Person, with respect to such Purchaser as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, listed in the first paragraph of Rule 506(d)(1), except for a disqualification event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

3.8 Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the signature page hereto. If the Purchaser is a partnership, corporation, limited liability company or other entity, then the Purchaser’s principal place of business is in the state or province identified in the address of the Purchaser set forth on the signature page hereto.

3.9 Anti-Money Laundering Matters. The Purchaser is in all material respects in compliance with all applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), the U.S. Bank Secrecy Act (the “BSA”) and any other anti-money laundering laws and applicable regulations adopted to implement the provisions of such laws and applicable to the Purchaser, including, if applicable, policies and procedures that can be reasonably expected to detect and cause the reporting of transactions under Section 5318 of the BSA. Neither the Purchaser, nor any holder of any beneficial interest in the Securities (each a “Beneficial Owner”) is or will be:

(a) a person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov);

(b) named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov);

(c) a Designated National as defined in the Cuban Assets Control Regulations, 31 CFR Part 515;

(d) a Foreign Shell Bank;

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(e) a person resident in or whose subscription funds are transferred from or through an account in a Non-Cooperative Jurisdiction; or

(f) a person resident in a jurisdiction designated by the U.S. Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money-laundering concerns.

The Purchaser agrees to promptly notify the Company of any material change in any information affecting this representation and warranty. Neither the Purchaser nor any Beneficial Owner is a senior foreign political figure, which means a current or former senior official in the executive, legislative, administrative, military, or judicial branches of a foreign government (whether or not elected), a senior official of a major foreign political party, or a senior executive of a foreign government-owned commercial enterprise. This restriction on senior foreign political figures also applies to any immediate family member of such figure (a spouse, parent, sibling, child, or a spouse’s parent, sibling or child) or close associate of such figure (a person who is publicly known to maintain, or who actually maintains, a close personal or professional relationship with such individual). No portion of the purchase price: (i) does or will originate from, nor will it be routed through, an account maintained at a Foreign Shell Bank, an “offshore bank”, or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction, (ii) has been or will be derived from, or related to, any activity that is deemed criminal under applicable law, or (iii) causes or will cause the Company, or any of its affiliates to be in violation of the BSA, the U.S. Money Laundering Control Act of 1986 or the U.S. International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001. The Purchaser is not otherwise prohibited from investing in the Company pursuant to applicable anti-money laundering, anti-bribery and corruption, antiterrorist or asset or exchange control laws, regulations, rules or orders. The Purchaser acknowledges and agrees that if at any time it is discovered that any of the representations in this Section 3.9 are incorrect in any material respect, or if otherwise required by applicable law related to money laundering, anti-bribery and corruption, antiterrorism or asset or exchange controls and similar activities, the Company may, in its sole discretion, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or withdrawing the Purchaser’s interest in the Company. The Purchaser agrees to provide to the Company any additional information or documentation that the Company reasonable deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering, anti-bribery and corruption, antiterrorism or asset or exchange controls and similar activities. The Purchaser shall promptly notify the Company if any of the representations in this Section 3.9 cease to be true and accurate in any material respect.

3.10 FATCA Matters. The Purchaser acknowledges that, to the extent applicable, the Company will seek to comply with the Foreign Account Tax Compliance Act provisions of the Code and any rules, regulations, forms, instructions, other guidance and any intergovernmental agreements issued in connection therewith (the “FATCA Provisions”). In furtherance of these efforts, the Purchaser agrees to promptly deliver any additional documentation or information, and updates thereto as applicable, which the Company may reasonably request in order to comply with the FATCA Provisions. The Purchaser acknowledges and agrees that, notwithstanding anything to the contrary contained in the Certificates, the Transaction Agreements or any other agreement, the failure to promptly comply with such requests, or to provide such additional information, may result in the withholding of amounts with respect to, or other limitations on, distributions made to the Purchaser and such other reasonably necessary or advisable action by the Company with respect to the Securities, and the Purchaser shall have no claim, and shall not pursue any claim, against the Company or any other Person in connection therewith.

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4. Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Units at the Initial Closing or any subsequent Closing, as applicable, are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct as of such Closing as if made on the date of such Closing, and, subsequent to the execution of this Agreement, no event, occurrence, fact, condition or change shall have occurred that individually or in the aggregate has had, or would reasonably be expected to have, a Material Adverse Effect with respect to the Company.

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be obtained and effective as of such Closing.

4.4 Certificate. The Company shall have filed the Certificate with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Units to any Purchaser at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of such Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2 Performance. Such Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Purchaser on or before each applicable Closing.

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5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be obtained by such Purchaser in connection with the lawful issuance and sale of the Shares and Warrants pursuant to this Agreement shall be obtained and effective as of each applicable Closing.

6. Miscellaneous.

6.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.2 Successors and Assigns.

(a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Any successor or permitted assignee of any Purchaser, including any Prospective Transferee who purchases shares of Transfer Stock in accordance with the terms hereof, shall deliver to the Company and the Purchasers, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

6.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) following written or electronic confirmation of delivery and receipt by the recipient, if sent by electronic mail or facsimile (which sending by electronic mail or facsimile shall promptly be followed by a copy sent by mail as provided in Section (c) below), (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid (which sending by mail shall promptly be followed by the sending of a copy by electronic mail as provided in clause (b) above), or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt (which sending by overnight courier shall be promptly be followed by the sending of a copy by electronic mail as provided in clause (b) above). All communications shall be sent to the respective parties at their addresses as set forth on the signature page hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 6.6.

6.7 Amendments and Waivers. Any term of this may be amended, terminated or waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, and (a) the holders of at least a majority of the then-outstanding Shares, or (b) for an amendment, termination or waiver effected prior to the Initial Closing, Purchasers obligated to purchase a majority of the Shares to be issued at the Initial Closing; provided, however, that any amendment or modification of this Agreement that would affect a Purchaser (solely in its capacity as a Purchaser and not otherwise) in a disproportionately material or adverse manner shall be effected only with the prior written consent of such Purchaser. Any amendment or waiver effected in accordance with this Subsection 6.8 shall be binding upon the Purchasers and each transferee of the Shares, each future holder of all such securities, and the Company.

6.8 Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement or any of the other Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement or any of the other Transaction Documents. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or to create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document. Each Purchaser confirms that it has independently participated in the negotiation of the transactions contemplated hereby. All rights, powers and remedies provided to the Purchasers under this Agreement or otherwise available in respect thereof at law or in equity shall be cumulative and not alternative or exclusive, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other rights, powers or remedies by such party or any other party.

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6.9 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.11 Entire Agreement. This Agreement (including any Exhibits hereto), the Certificates and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.12 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.13 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Company shall be entitled to specific performance of the agreements and obligations of the Purchaser hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Purchaser has executed this Subscription Agreement for an investment in Units of FAT Brands Inc. as of the date set forth below.

Individual Purchasers:		Entity Purchasers:

Investment Amount: $_____________ (___Units at $10,000 per Unit)		Investment Amount: $_____________ (___Units at $10,000 per Unit)

Name of Purchaser (Print or Type)		Name of Purchaser (Print or Type)

By:
Signature		Signature

Name of Signatory (Print or Type)

Co-Investor (spouses, etc.), if applicable		Additional signatories, if applicable

By:
Name of Co-Purchaser (Print or Type)

Signature		Name of Signatory (Print or Type)

Date signed		Date signed

COMPANY

The foregoing Subscription Agreement is hereby accepted by FAT Brands Inc.:

FAT BRANDS INC.

By:	/s/ Andrew A. Wiederhorn
Name:	Andrew A. Wiederhorn
Title:	Chief Executive Officer

EXHIBITS

Exhibit A -	CERTIFICATE OF DESIGNATION OF SERIES A FIXED RATE CUMULATIVE PREFERRED STOCK

Exhibit B -	FORM OF WARRANT

Exhibit C -	REGISTRATION RIGHTS AGREEMENT

Exhibit D -	INVESTOR RIGHTS AND VOTING AGREEMENT

Exhibit E -	RISK FACTORS

E-1